               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]


                                November 17, 2000



Board of Directors
Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, Washington 98104

Ladies and Gentlemen:

               We have acted as your counsel in connection with the contemplated merger (the "Merger") of Clearwater Acquisitions Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Corixa Corporation ("Corixa"), a Delaware corporation, with and into Coulter Pharmaceutical, Inc. ("Coulter"), a Delaware corporation, pursuant to an Agreement and Plan of Merger dated as of October 15, 2000 (the "Merger Agreement"), by and among Corixa, Merger Sub and Coulter. All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Merger Agreement. This opinion is being delivered to you in connection with a registration statement on Form S-4 in the form filed with the Securities and Exchange Commission (the "Registration Statement"), which includes the Proxy Statement and Prospectus relating to the Merger.

               In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in the Registration Statement, the Merger Agreement and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have relied upon certain statements, representations and agreements made by Coulter and Corixa, including representations set forth in the Officer's Certificates of Coulter and Corixa that were provided to us (the "Officers' Certificates"). Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements, representations and agreements made by Coulter, Corixa and others, including those set forth in the Officers' Certificates. We have no reason to believe that such facts, information, covenants and representations are not true, but have not attempted to verify them independently and expressly disclaim an opinion as to their validity and accuracy.

        In our examination, we have assumed (without any independent investigation) that:

        1. At all relevant times prior to and including the Effective Time, (i) no outstanding indebtedness of Corixa, Coulter, or Merger Sub has represented or will represent equity for tax purposes; (ii) no outstanding equity of Corixa, Coulter, or Merger Sub has represented or will

Board of Directors
Corixa Corporation
November 17, 2000
Page 2


represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents a right either to acquire Coulter's capital stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of
Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

               2. Original documents (including signatures thereto) are authentic, documents submitted to us as certified or photostatic copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

               3. The transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with such agreements and all covenants contained in the Merger Agreement (including exhibits thereto) and the Officers' Certificates will be performed without waiver or breach of any material provision thereof.

               4. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

               5. The Merger qualifies as a statutory merger under the laws of the State of Delaware.

               6. The Merger Agreement and all other documents and instruments referred to in the Registration Statement are valid and binding in accordance with their terms.

               The opinion expressed in this letter is based on the provisions of the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. All of the foregoing are subject to change, perhaps with retroactive effect; any such change may require modification of the opinion rendered herein. No ruling from the Internal Revenue Service (the "IRS") has been or will be sought on any aspect of the Merger, and there can be no assurance that the IRS will not take a contrary view. Although our opinion expressed in this letter represents our best judgment as to such matters, our opinion has no binding effect on the IRS or the courts.

               Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) the discussion under the heading "The Merger -- Material U.S. Federal Income Tax Consequences," sets forth the material United States federal income tax consequences generally applicable to the Merger, and, insofar as it relates to statements of law and legal conclusions, is correct in all material respects. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could

Board of Directors
Corixa Corporation
November 17, 2000
Page 3


affect the United States federal income tax consequences of the Merger or that contrary positions may not be taken by the IRS.

               We express no opinions as to matters of law other than the matters of federal income tax law specifically addressed hereby. We are furnishing this opinion to you solely for the purpose of its inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

               We hereby consent to the use of our name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We disclaim any obligation to update this opinion letter for events, including changes of law, that occur or come to our attention after the date hereof.


                                        Very truly yours,

                                        /s/ Orrick, Herrington & Sutcliffe LLP